Exhibit 21.1

Subsidiaries of Penn National Gaming, Inc. (a Pennsylvania corporation)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Alton Casino, LLC (d/b/a Argosy Casino Alton)	Illinois
Argosy Development, LLC	Delaware
BSLO, LLC (d/b/a Hollywood Casino Gulf Coast)	Mississippi
BTN, LLC (d/b/a Boomtown Biloxi)	Mississippi
Casino Rama Services, Inc.	Ontario
Central Ohio Gaming Ventures, LLC (d/b/a Hollywood Casino Columbus)	Ohio
CHC Casinos Canada Limited	Nova Scotia
CHC Casinos Corp.	Florida
CRC Holdings, Inc.	Florida
Dayton Real Estate Ventures, LLC (d/b/a Hollywood Gaming at Dayton Raceway)	Ohio
Delvest, LLC	Delaware
eBetUSA.com, Inc.	Delaware
Gaming Jet Services, LLC	Delaware
HC Aurora, LLC (d/b/a Hollywood Casino Aurora)	Illinois
HC Bangor, LLC (d/b/a Hollywood Casino Hotel & Raceway Bangor)	Maine
HC Joliet, LLC (d/b/a Hollywood Casino Joliet)	Illinois
Hollywood Casinos, LLC	Delaware
Hostile Grape Development, LLC	Delaware
Houston Gaming Ventures, Inc.	Texas
HWCC—Tunica, LLC (d/b/a Hollywood Casino Tunica)	Texas
Illinois Gaming Investors LLC (d/b/a Prairie State Gaming)	Delaware
Indiana Gaming Company, LLC (d/b/a Hollywood Casino Lawrenceburg)	Indiana
Iowa Gaming Company, LLC	Iowa
Kansas Entertainment, LLC (d/b/a Hollywood Casino at Kansas Speedway)	Delaware
LVGV, LLC (d/b/a M Resort Spa Casino)	Nevada
Maryland Gaming Ventures, Inc.	Delaware
Massachusetts Gaming Ventures, LLC	Delaware
Mountainview Thoroughbred Racing Association, LLC (d/b/a Hollywood Casino at Penn National Race Course)	Pennsylvania
Penn ADW, LLC	Delaware
Penn Hollywood Kansas, Inc.	Delaware
Penn Interactive Ventures, LLC	Delaware
Penn National GSFR, LLC	Delaware
Penn National Holdings, LLC	Delaware
Penn National Turf Club, LLC (d/b/a Hollywood Casino at Penn National Race Course)	Pennsylvania
Penn NJ OTW, LLC	New Jersey
Penn Sanford, LLC (d/b/a Sanford‑Orlando Kennel Club)	Delaware
Penn Tenant, LLC	Pennsylvania
Penn Ventures Japan K.K	Japan
Pennwood Racing, Inc.	Delaware
PHK Staffing, LLC	Delaware
Plainville Gaming and Redevelopment, LLC (d/b/a Plainridge Park Casino)	Delaware
PM Texas LLC	Delaware
PNGI Charles Town Gaming, LLC (d/b/a Hollywood Casino at Charles Town Races)	West Virginia
RIH Acquisitions MS I, LLC (d/b/a Resorts Casino Tunica)	Mississippi
RIH Acquisitions MS II, LLC (d/b/a 1st Jackpot Casino Tunica)	Mississippi
Rocket Speed, Inc.	Delaware
San Diego Gaming Ventures, LLC (d/b/a Hollywood Casino Jamul-San Diego)	Delaware
SDGV Staffing, LLC	Delaware
Silver Screen Gaming, LLC	Delaware
SOKC, LLC (d/b/a Sanford‑Orlando Kennel Club)	Delaware
St. Louis Gaming Ventures, LLC (d/b/a Hollywood Casino St. Louis)	Delaware
The Missouri Gaming Company, LLC (d/b/a Argosy Casino Riverside)	Missouri
The Shops at Tropicana Las Vegas, LLC	Nevada
Toledo Gaming Ventures, LLC (d/b/a Hollywood Casino Toledo)	Delaware
Tropicana Las Vegas Hotel and Casino, Inc. (d/b/a Tropicana Las Vegas)	Delaware
Tropicana Las Vegas, Inc.	Nevada
Tropicana Las Vegas Intermediate Holdings Inc.	Delaware
Villaggio Development, LLC	Delaware
Youngstown Real Estate Ventures, LLC (d/b/a Hollywood Gaming at Mahoning Valley Race Course)	Ohio
Zia Park LLC (d/b/a Zia Park Casino, Hotel and Racetrack)	Delaware